WINNER MEDICAL RECEIVED RECOGNITION OF WELL-KNOWN TRADEMARK IN CHINA

SHENZHEN, China, April 28, 2009 – Winner Medical Group Inc. (OTC Bulletin Board: WMDG; “Winner Medical”, or the “Company”), a leading manufacturer in the Chinese medical dressing industry (medical and wound care products), today announced that the Trademark Office of the Chinese State Administration for Industry and Commerce has recognized “Winner” as a “Well-known Trademark”.

The concept of a well-known mark was developed in the Paris Convention to provide owners of marks, which were widely known in the marketplace, with a measure of protection against later registration of the same mark by others.

The TRIPS Agreement, or the “Agreement for Trade-Related Aspects of Intellectual Property Right”, provides that the trademark owner of a well-known mark has the exclusive right to prevent third parties from using identical or similar marks in the scale of competing and non-competing goods or services, where by doing so would result in a likelihood of confusion.

According to the World Intellectual Property Organization’s joint recommendation, its Member States are obliged to provide protection to well-known marks against conflicting designations. As a member of the World Trade Organization, Chinese trademark law, which follows the Paris Convention and TRIPS agreement, clearly provides for protection of well-known trademark.

Mr. Jianquan Li, CEO of Winner Medical, remarked, “Over the past 18 years, our ‘Winner’ brand has been recognized as high quality, credible, and trustworthy among our customers, suppliers, industry peers, and various industry organizations. The recognition of ‘Winner’ as a well-known trademark is an honor granted by the Chinese government as an appreciation on our products and services. It not only enhances our brand’s popularity, but also provides legal protection on a global scale. We will fully utilize those advantages to intensify our efforts to market and promote the ‘Winner’ brand internationally. Also, in line with the Chinese government’s reform and investment in the healthcare sector, we will focus on the expansion of the ‘Winner’ brand products in our Chinese domestic market.”

About Winner Medical

Winner Medical is a leading manufacturer in the medical dressing industry (medical and wound care products) in China. Headquartered in Shenzhen, the Company has eight wholly-owned manufacturing and distribution facilities, four joint-venture factories and over 5,000 employees.  The Company engages in the manufacture, sale, research, and development of medical care products, wound care products, home care products and PurCotton products, a nonwoven fabric made from 100% natural cotton.  The products are sold worldwide, with Europe, the U.S. and Japan serving as the top three markets. The Company currently holds 50 patents and patent applications in various products and manufacturing processes and is one of the few Chinese companies licensed with the U.S. Food and Drug Administration (FDA) to ship finished, sterilized products directly to the U.S. market. To learn more about Winner Medical, visit Winner Medical's web site http://www.winnermedical.com.

Forward-Looking Statements

This press release contains certain statements that may include "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding Winner Medical and its subsidiary companies' business strategy, plans and objective and statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although Winner Medical believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Winner Medical's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Winner Medical's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to Winner Medical or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Winner Medical does not assume a duty to update these forward-looking statements.

Investor Relations Contacts:
Peng Zhai
Assistant Manager, Investor Relations
Winner Medical Group Inc.
Tel:     +86-755-2806-6858
Email: peng.zhai@winnermedical.com